UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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Lpath, Inc.

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LPATH, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO OUR STOCKHOLDERS:

The annual meeting of stockholders of Lpath, Inc. will be held at the offices of Lpath, Inc., 6335 Ferris Square, Suite A, San Diego, CA 92121 on June 30, 2010 at 9:00 a.m. Pacific Daylight Time, for the following purposes:

1.	To elect five directors to hold office until their respective successors are elected and qualified or their earlier resignation, death, or removal;

2.	To consider an amendment to our Articles of Incorporation to increase the number of authorized shares of Class A common stock from 100 million to 200 million;

3.	To ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

4.	To transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

Our Board of Directors recommends a vote FOR each of the director nominees, FOR the amendment to our Articles of Incorporation and FOR the ratification of the appointment of Moss Adams. Stockholders of record at the close of business on April 30, 2010 are entitled to notice of, and to vote on, all matters at the meeting and any reconvened meeting following any adjournments or postponements thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 6335 Ferris Square, Suite A, San Diego, CA 92121.

Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as soon as possible. No postage is required if the enclosed envelope is used and mailed in the United States.

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting:

Our Annual Report on Form 10-K, Notice and Proxy Statement are available at www.proxyvote.com.

By Order of the Board of Directors

/s/ Gary J.G. Atkinson

Gary J.G. Atkinson
Vice President, Chief Financial Officer, and Secretary

May 14, 2010

PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

LPATH, INC.

6335 Ferris Square, Suite A

San Diego, California 92121

PROXY STATEMENT FOR ANNUAL MEETING

TO BE HELD JUNE 30, 2010

GENERAL INFORMATION

The accompanying proxy is solicited by the Board of Directors of Lpath, Inc. (the “Board” or “Board of Directors”) to be voted at the 2010 Annual Meeting of Stockholders (the “Meeting” or “Annual Meeting”) to be held on June 30, 2010 at the principal offices of Lpath, Inc. (“Lpath” or the “Company”)at 6335 Ferris Square, Suite A, San Diego, CA 92121 at 9:00 a.m. Pacific Daylight Time, and any adjournment thereof. This proxy statement and the accompanying proxy are being sent to stockholders on or about May 14, 2010. References in this proxy statement to the “Company,” “we,” “our,”and “us” are to Lpath, Inc.

Record Date, Quorum, Voting

Holders of record of our shares of Class A common stock, our only class of issued and outstanding voting securities, at the close of business on April 30, 2010 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. There were 53,027,308 shares of Class A common stock outstanding as of the Record Date.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Class A common stock entitled to vote at the Meeting is necessary to constitute a quorum for the transaction of business at the Meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum. Broker non-votes are shares held by brokers or nominees who are present in person or represented by proxy, but which are not voted on a particular matter because the brokers or nominees do not have discretionary authority with respect to that proposal and they have not received voting instructions from the beneficial owner. Under the rules that govern brokers, brokers have the discretion to vote on routine matters, but not on non-routine matters. Routine matters include the ratification of the appointment of the Company’s independent registered public accountants. Non-routine matters include the election of directors and actions on the Company’s charter documents, including increasing the number of authorized shares of Class A common stock.

The Annual Meeting may be adjourned from time to time and at any reconvened Meeting action with respect to the matters specified in this notice may be taken without further notice to stockholders except as required by applicable law and our charter documents.

Stockholders are entitled to cast one vote per share on each matter presented for consideration by the stockholders, except in regard to the election of directors for which there will be cumulative voting as described under the heading “Cumulative Voting” on page 4 of this proxy statement. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for a proper purpose during normal business hours at the executive offices of the Company for a period of at least 10 days preceding the day of the Annual Meeting.

The specific vote required for the election of directors and for the approval of each of the other proposals is set forth under each proposal.

Proxies

All shares represented by a proxy will be voted, and where a stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If you do not indicate a choice on the proxy card, the shares will be voted in favor of the election of the nominees for director contained in this Proxy Statement, in favor of the amendment to the Company’s Articles of Incorporation, in favor of ratifying Moss Adams as independent auditors for the Company for 2010 and in the discretion of the proxy holders on any other matter that comes before the meeting.

If your shares are held by a broker, bank or other stockholder of record, in nominee name or otherwise, exercising fiduciary powers (typically referred to as being held in “street name”), you may receive a separate voting instruction form with this Proxy Statement. Your broker may vote your shares on the proposal to ratify our independent auditors, but will not be permitted to vote your shares with respect to the other proposals unless you provide instructions as to how to vote your shares. Please note that if your shares are held of record by a broker, bank or nominee and you wish to vote at the meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder.

Proxy Revocation Procedure

A proxy may be revoked at any time before it has been exercised with regard to any matter (i) by written notice of revocation given to the Secretary of the Company, (ii) by executing and delivering to the Secretary a proxy dated as of a later date than a previously executed and delivered proxy (provided, however, that such action must be taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy before the vote is taken), or (iii) by attending the Annual Meeting and voting in person; attendance at the Annual Meeting will not in and of itself revoke a proxy.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board of Directors

The Company’s business is managed under the direction of its Board of Directors. The Board of Directors has designated as nominees for re-election five directors, each of whom is currently serving on the Board. The sixth seat on the Board of Directors is currently vacant, and the Company continues to search for a suitable candidate to fill the vacancy. See “Nominees for Director” below for profiles of the nominees. After the election of the directors at the meeting, the Board will have five directors and one continuing vacancy on the Board of Directors unless such vacancy is filled prior to the date of the meeting. At present, the Board of Directors does not anticipate that this vacancy on the Board will be filled by the time of meeting.

In addition to the information presented below regarding each director’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he should serve as a director, we also believe that all of our directors and director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and our Board. The Board also believes that re-electing these incumbent directors will promote stability and continuity. The Board expects that such directors will continue making substantial contributions to the Company by virtue of their familiarity with, and insight into, the Company’s affairs accumulated during their tenure.

All of the nominees have indicated a willingness to continue serving as directors, but if any of them should decline or be unable to act as a director, the proxy holders will vote for the election of another person or persons as the Board of Directors recommends. The Company has no reason to believe that any nominee will be unavailable or unable to serve. If, due to circumstances not now foreseen, any of the nominees named below will not be available for election, the proxies will be voted for such other person or persons as the Board of Directors may select.

Nominees for Director

The following persons have been nominated by the Board of Directors for re-election to the Board of Directors at the Annual Meeting:

Name	Age	Position
Scott R. Pancoast	51	President, Chief Executive Office, and Director
Jeffrey A. Ferrell (1) (2)	36	Director
Charles A. Mathews (1) (2)	72	Director
Daniel H. Petree (1) (2)	54	Director
Donald R. Swortwood (1)	69	Director

(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The following sets forth certain information regarding our directors and executive officers as of March 31, 2010 (biographical descriptions below that reference dates prior to November 30, 2005 relate to such officer’s role in Lpath Therapeutics, Inc., our wholly-owned subsidiary):

Name	Age	Position
Scott R. Pancoast	51	President, Chief Executive Officer and Director
Roger A. Sabbadini, Ph.D.	63	Vice President, Chief Scientific Officer
Gary J.G. Atkinson	58	Vice President, Chief Financial Officer and Secretary
Jeffrey A. Ferrell	36	Director
Charles A. Mathews	72	Director
Daniel H. Petree	54	Director
Donald R. Swortwood	69	Director

Scott R. Pancoast

Chief Executive Officer, President, and Director

Mr. Pancoast has served as the President and Chief Executive Officer of Lpath since March 2005, and as a Director of Lpath since 1998. Prior to joining Lpath, from 1994 to 2005 Mr. Pancoast was the Executive Vice President of Western States Investment Corporation (“WSIC”), a private San Diego venture capital fund. He has served as the CEO or interim CEO for six start-up companies, and has been a member of the board of directors for over 15 companies, including two public companies. During 2005 and 2006 Mr. Pancoast continued to serve as the Executive Vice President of WSIC, which is co-owned by two of Lpath’s largest stockholders. Lpath was reimbursed by WSIC for the portion of his compensation and benefits corresponding to the time he devoted to WSIC matters. Effective December 31, 2006, Mr. Pancoast resigned from his position as an officer and director of WSIC; however, he continues to serve as a member of the board of directors of four WSIC portfolio companies. From 1986 to 1994 Mr. Pancoast was with National Sanitary Supply Company, where he was a member of the Board of Directors and served in various management positions including Senior Vice President—Operations and Chief Financial Officer. Mr. Pancoast currently serves on the board of Sound Health Solutions, Inc. [SHSO.PK]. He is a graduate of the Harvard Business School and the University of Virginia. We believe Mr. Pancoast’s qualifications to sit on our Board include his experience as a CEO, his experience as a venture capitalist and business leader, and his current and past service as a board member for public and private companies.

Roger A. Sabbadini, Ph.D.

Scientific Founder, Vice President, Chief Scientific Officer

Dr. Sabbadini founded Lpath in 1997 and has served as the Chief Scientific Officer since its inception. Dr. Sabbadini is professor emeritus of Biology at San Diego State University, where he served for over 29 years, and is the founder of three biotechnology companies incubated out of San Diego State University. Dr. Sabbadini’s lab is focused on developing novel therapeutics for the treatment of sphingolipid-related diseases. Dr. Sabbadini is a Charter Member of the SDSU Molecular Biology Institute and a Charter Member of the SDSU Heart Institute. He holds a Ph.D. from the University of California, Davis. Dr. Sabbadini served as a Director of Lpath from December 2005 to November 2008.

Gary J. G. Atkinson

Vice President, Chief Financial Officer, and Secretary

Mr. Atkinson joined Lpath as Vice President, Chief Financial Officer in 2005. He has more than 20 years of financial management experience. Occasionally Mr. Atkinson devotes a portion of his time to matters relating to WSIC. In that event, Lpath is reimbursed by WSIC for the portion of his compensation and benefits corresponding to the time he devoted to WSIC matters. Prior to joining Lpath, Mr. Atkinson served, from 2001 to 2005, as Senior Vice President and Chief Financial Officer at Quorex Pharmaceuticals, Inc., a drug discovery company. From 1995 to 2000, Mr. Atkinson served as Vice President of Finance at Isis Pharmaceuticals, a publicly held pharmaceutical research and development company. He began his career with Ernst & Young and holds a B.S. from Brigham Young University.

Jeffrey A. Ferrell

Director

Mr. Ferrell currently serves as the Managing Member of Athyrium Capital Management, LLC, a life sciences focused investment and advisory company with offices in New York City. From 2001 to 2008, Mr. Ferrell served in a number of capacities at Lehman Brothers. Most recently he oversaw public and private life sciences investments for Global Trading Strategies, a principal investment group within Lehman, as a Senior Vice President. Prior to that he was a Vice President in Lehman Brothers’ Private Equity division. Prior to joining Lehman in 2001, he was a principal at Schroder Ventures Life Sciences in Boston. Ferrell holds an A.B. in Biochemical Sciences from Harvard University. We believe Mr. Ferrell’s qualifications to sit on our Board include his experience in providing fund raising and advisory services to life sciences companies, his knowledge of the life sciences industry, and his knowledge of the capital markets.

Charles A. Mathews

Director

Mr. Mathews is an active private investor and serves as an independent director on the boards of a number of public and private companies. From March 2005 to November 2006, Mr. Mathews was Chairman of Avanir Pharmaceuticals (AVNR), a drug development and marketing company and from May to September 2005 acted as its Chief Executive Officer. Mr. Mathews is a past president of the San Diego Tech Coast Angels, part of an affiliation of over 200 accredited “angel” investors active in the life science and technology industries. From April 2002 until January 2004, Mr. Mathews served as the President and Chief Executive Officer of DermTech International, a privately held contract research organization focused on dermal and transdermal drugs. From 1996 to April 2002, Mr. Mathews was an independent management consultant, providing CEO-level consulting services to various public and private companies. He continues to serve as a director for Avanir Pharmaceuticals Inc. and several privately held companies. Mr. Mathews has served as a director of Lpath since March 2006. We believe Mr. Mathews’ qualifications to sit on our Board include his leadership experience as an executive in the life sciences industry, his expertise in operations and corporate governance, and his service on other public and private company boards and board committees.

Daniel H. Petree

Director

Mr. Petree has over 20 years of experience in the biotechnology industry, serving in a variety of roles including investment banker, senior operating manager and corporate and securities lawyer. Currently, Mr. Petree serves as a director of Cypress Biosciences, Inc., a company that provides products for the treatment of patients with Functional Somatic Syndromes and other central nervous system disorders, a position which he has held since 2004. Mr. Petree also is a member and co-founder of P2 Partners, LLC, which provides transaction advisory services to small and medium sized life science companies. Before co-founding P2 Partners in 2000, Mr. Petree was President and Chief Operating Officer of Axys Pharmaceuticals, a structure-based drug design company in South San Francisco. Mr. Petree has served as a director of Lpath since November 10, 2008. We believe Mr. Petree’s qualifications to sit on our Board include his experience as an executive and an investment banker in the biotechonology industry, his experience with structuring and negotiating pharmaceutical partnering arrangements, and his service on other public company boards and board committees.

Donald R. Swortwood

Director

Mr. Swortwood has served as Chairman and CEO of Western States Investment Corporation since its founding in 1977 and has been an active investor in California business for nearly thirty years. His investments have ranged from a business that developed novel technologies for the detection and treatment of gastro-esophageal reflux disease, which was sold to Medtronic; to a leader in storage area network management software solutions, which was sold to EMC; to a business that developed the first “ear thermometer,” which was sold to Wyeth. Currently, the Western States portfolio of holdings includes a number of biotech and life science companies. Mr. Swortwood is a graduate of Stanford University. Mr. Swortwood has served as a director of Lpath since July 2006. We believe Mr. Swortwood’s qualifications to sit on our Board include his experience as a business leader and venture capitalist and his experience in advising emerging growth life science and technology companies.

There are no family relationships between any of the officers and directors.

Cumulative Voting

Stockholders have cumulative voting rights with respect to election of directors. Under cumulative voting, each stockholder is entitled to the same number of votes per share as the number of directors to be elected (or, for purposes of this election, five votes per share). A stockholder may cast all such votes for a single nominee or distribute them among the nominees, as such stockholder wishes, either by so marking his ballot at the meeting or by specific voting instructions sent to the Company with a signed proxy. In connection with the solicitation of proxies, discretionary authority to cumulate votes is being solicited. Unless authority to vote for the nominees for director is withheld, it is the intention of the persons named in the accompanying proxy to vote the proxies in such manner as will elect as directors the nominees named above and in the accompanying proxy card.

If you choose to cumulate your votes, you will need to submit a proxy card or a ballot, and make an explicit statement of your intent to cumulate your votes, either by so indicating in writing on the proxy card or by so indicating in writing on your ballot when voting at the Annual Meeting. If you hold shares beneficially in street name and wish to cumulate votes, you should contact your broker, trustee, or nominee.

Vote required

If a quorum is present, either in person or by proxy, the five nominees who receive the greatest number of votes cast will be elected. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

The shares represented by the accompanying proxy will be voted FOR election, as directors, of the above-mentioned five nominees, unless a stockholder requests that voting of the proxy be withheld for any one or more of the nominees for directors by so directing on the proxy card. If any nominee becomes unavailable for any reason (which event is not anticipated) to serve as a director at the time of the meeting, then the shares represented by such proxy may be voted for such other person as may be determined by the holders of such proxy. Directors will be elected at the meeting by a plurality of the votes cast.

Directors are to be elected to hold office until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier resignation, death or removal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR AND SOLICITS PROXIES IN FAVOR OF THE NOMINEES LISTED ABOVE (ITEM 1 ON THE ENCLOSED PROXY CARD).

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES THEREOF

General

During the year ended December 31, 2009, the Board of Directors met six times and it took action by unanimous written consent two times. The Company has an audit committee and a compensation committee. The Company does not have a nominating committee, which function is conducted by the Board. See “Director Nominating Process” on page 7 of this proxy statement. During the last fiscal year, each of our directors attended at least 75% of the total number of meetings of the board and all of the committees of the board on which such director served during that period.

Committees

The Compensation Committee. The Compensation Committee of the Board of Directors, currently consisting of Messrs. Daniel Petree (Chair), Jeffrey Ferrell (director), Charles Mathews (director), and Donald Swortwood (director), makes proposals to the full Board of Directors for officer compensation programs, including salaries, option grants and other forms of compensation. The Compensation Committee met four times in 2009. The Board has determined that Messrs. Mathews, Ferrell, Petree and Swortwood are each an “independent director” as defined under the rules of the Nasdaq Stock Market.

The Compensation Committee operates pursuant to a charter, approved by the Board of Directors on March 4, 2006. A copy of this charter can be found on our website at www.lpath.com.

Compensation Committee Interlocks and Insider Participation. There are no Compensation Committee interlocks.

The Audit Committee. The Audit Committee of the Board of Directors, currently consisting of Messrs. Charles Mathews (Chair), Jeffrey Ferrell (director), and Daniel Petree (director), recommends the firm to be employed as the Company’s independent public accountants, and oversees the Company’s audit activities and certain financial matters to protect against improper and unsound practices and to furnish adequate protection to all assets and records. The Audit Committee met seven times in 2009.

The Board of Directors has determined that each current member of the Audit Committee is an “independent director,” and in making this determination, the Board has applied the “independent director” guidelines as defined under the rules of the Nasdaq Stock Market. The Board of Directors has also determined that Mr. Mathews is an audit committee “financial expert” within the applicable definition of the Securities and Exchange Commission.

The Audit Committee operates under a charter that was approved by the Board of Directors on April 25, 2006. A copy of this charter can be found on our website at www.lpath.com.

Additional information regarding the Audit Committee is set forth in the Report of the Audit Committee immediately following Proposal No. 2.

Compensation of Directors

During 2009 the terms of the compensation arrangements for our non-management directors were as follows:

•	Non-management directors shall receive an annual payment of $30,000, which is payable in equal quarterly payments.

•

The Chair of the Audit Committee shall receive an additional annual payment of $16,000, payable in quarterly installments. Members of the Audit Committee shall receive an additional annual payment of $7,000, payable in quarterly installments.

•

Members of the Compensation Committee shall receive an additional annual payment, payable in quarterly installments, of $4,000 and the Chair of the Compensation Committee shall receive an additional annual payment of $9,000.

•

The non-management directors receive a grant of restricted stock units that is intended to be the sole non-cash compensation paid to non-management directors. These restricted stock units vest in equal monthly installments over a one-year period.

Directors who are also executive officers of the Company are not paid additional compensation for serving as directors.

Director Compensation Fiscal Year 2009

Name	Fees Paid in Cash	RSU and Option Awards		Total
Jeffrey A. Ferrell	$41,000	$19,500	(1)	$60,500
Charles A. Mathews	$50,000	$17,000	(2)	$67,000
Daniel H. Petree	$46,000	$19,550	(3)	$65,550
Donald R Swortwood	$34,000	$19,550	(4)	$53,550

(1)	Mr. Ferrell was appointed to the Board on April 6, 2007 and first elected on October 9, 2007. As of December 31, 2009, Mr. Ferrell held 23,000 restricted stock units, of which 17,250 are vested.
(2)	As of December 31, 2009, Mr. Mathews held 50,000 stock options, of which 46,875 were vested and 40,000 restricted stock units, of which 28,750 were vested. Mr. Mathews was first elected to the Board on March 2, 2006.
(3)	Mr. Petree was appointed to the Board of Directors on November 10, 2008 and first elected on June 29, 2009. As of December 31, 2009, Mr. Petree held 23,000 restricted stock units all of which are vested.
(4)	As of December 31, 2009, Mr. Donald R. Swortwood held 50,000 stock options, of which 42,708 were vested and 20,000 restricted stock units, of which 15,000 are vested. Mr. Swortwood was first elected to the Board on July 25, 2006.

Director Attendance at Annual Meeting

The Company encourages members of the Board of Directors to attend annual meetings. Part of that encouragement consists of the Company reimbursing directors for reasonable out-of-pocket expenses incurred by them in attending the annual meeting.

CORPORATE GOVERNANCE MATTERS

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics for our employees, officers and directors.

This code constitutes a “code of ethics” as defined by the rules of the Securities and Exchange Commission. This code also contains “whistle blower” procedures adopted by our audit committee regarding the receipt, retention and treatment of complaints related to accounting, internal accounting controls or auditing matters and procedures for confidential anonymous employee complaints related to questionable accounting or auditing matters. Copies of the code may be obtained free of charge from our website, www.lpath.com. Any amendments to, or waivers from, a provision of our code of ethics that applies to any of our executive officers will be posted on our website.

Director Independence

We currently have four “independent directors” as determined by our Board of Directors, and one non-independent director. In assessing director independence, we follow the criteria of the Nasdaq Stock Market. Our current independent directors are Jeffrey Ferrell, Charles Mathews, Daniel Petree and Donald Swortwood.

Director Nomination Process

General. The Board of Directors does not have a nominating committee; rather, the process of selecting nominees for election as directors is carried by the entire Board of Directors. In relation to the nomination process, each member of the Board of Directors has a responsibility to: (i) identify individuals qualified to become Board members; (ii) recommend to the Board those individuals that should be nominees for election or re-election to the Board or otherwise appointed to the Board (with authority for final approval remaining with the Board); and (iii) develop criteria for evaluating prospective candidates to the Board.

Process for Identifying and Evaluating Candidates. The Board of Directors may identify potential Board candidates from a variety of sources, including recommendations from current directors or management or any other source the Board deems appropriate. The Board may also engage a search firm or a consultant to assist it in identifying, screening, and evaluating potential candidates. The Board has been given sole authority to retain and terminate any such search firm or consultant.

We do not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Board strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee the Company’s business. In considering candidates for the Board, the Board evaluates the entirety of each candidate’s credentials. The Board considers, among other things: (i) business or other relevant experience; (ii) expertise, skills, and knowledge; (iii) integrity and reputation; (iv) the extent to which the candidate will enhance the objective of having directors with diverse viewpoints, backgrounds, expertise, skills and experience; (v) willingness and ability to commit sufficient time to Board responsibilities; and (vi) qualification to serve on specialized Board committees—such as the audit committee or compensation committee.

Stockholder Nominees. The Board will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the Board c/o the Secretary of the Company and should include the following information: (i) with respect to each nominee, (a) the name, age, business address and residence address of the nominee, (b) the principal occupation or employment of the nominee, (c) the class and number of shares of the Company that are beneficially owned by the nominee, (d) a description of all arrangements or understandings between the stockholder submitting the nomination and the nominee pursuant to which the nomination is to be made by the stockholder, and (e) any other information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) with respect to the stockholder submitting the nomination, (a) the name and address of the stockholder, as they appear on our books, (b) the class and number of shares of the Company that are beneficially owned by the stockholder and (c) any material interest of the stockholder in the nomination. Unless otherwise permitted by the them applicable law or regulation, such information should be submitted in the time frame described in our bylaws and under the caption “Stockholder Proposals for 2011 Annual Meeting” in this proxy statement. Although our Board has not adopted a formal policy with respect to stockholder nominees, the Board expects that the evaluation process for a stockholder nominee would be similar to the process utilized by our Board for Board nominees.

There has been no change to the procedures by which security holders may recommend nominees to our Board of Directors.

Board Leadership Structure

Our Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board. The Board has not appointed a Chairman at this time. Our Board, however, consists of a majority of independent directors. These independent directors meet regularly in executive session without the presence of management or non-independent directors. In addition, our Board committees, which oversee critical matters such as the integrity of our financial statements, the compensation of executive management, and the development and implementation of corporate governance policies, each consist entirely of independent directors. Our independent directors assist our Chief Executive Officer in defining the agenda for Board meetings, make suggestions for pre-meeting materials, provide feedback to our Chief Executive Officer following executive sessions and serve as a point of leadership during special situations.

Board Oversight of Risk

The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of management on areas of material risk to the Company, including operational, financial, legal and regulatory. The Board receives these reports from the appropriate “risk owner” within the organization to enable it to understand our risk identification, risk management and risk mitigation strategies. The Board encourages management to promote a corporate culture that incorporates risk management into the Company’s day-to-day business operations.

Communications with the Board of Directors

The Board desires that the views of stockholders will be heard by the Board, its committees or individual directors, as applicable, and that appropriate responses will be provided to stockholders on a timely basis. Stockholders wishing to formally communicate with the Board may send communications directly to the Company at 6335 Ferris Square, Suite A, San Diego, CA 92121, Attention: Corporate Secretary. All clearly marked written communications, other than unsolicited advertising or promotional materials, are logged and copied, and forwarded to the director(s) to whom the communication was addressed.

Please note that the foregoing procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding. For information concerning stockholder proposals, see “Stockholder Proposals for the 2011 Annual Meeting” on page 18 of this proxy statement.

PROPOSAL TWO

APPROVAL OF AMENDMENT TO THE ARTICLES OF INCORPORATION

TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CLASS A COMMON STOCK

Background

Under Nevada law, we may only issue shares of our Class A common stock to the extent such shares have been authorized for issuance under our Articles of Incorporation, as amended. Our Articles of Incorporation currently authorizes the issuance of up to 100 million shares of Class A common stock. As of March 25, 2010, there were 53,036,434 shares of Class A common stock were issued and outstanding and 21,689,677 shares were reserved for future issuance pursuant to the exercise of outstanding options and warrants and 3,590,605 shares reserved for options yet to be granted under the Company’s Amended and Restated 2005 Equity Incentive Plan, leaving 21,683,284 shares of Class A common stock unissued and unreserved. In order to ensure sufficient shares of Class A common stock will be available for issuance by the Company, the Board of Directors has approved, subject to stockholder approval, an amendment to the Company’s Articles of Incorporation to increase the number of shares of such Class A common stock authorized for issuance from 100 million to 200 million.

Purpose and Effect of the Amendment

The purpose of the proposed amendment to the Articles of Incorporation is to authorize additional shares of Class A common stock which will be available for future issuance in the event the Board of Directors determines that it is necessary or appropriate to raise additional capital through the sale of equity securities, to acquire another company or its assets, to establish strategic relationships with corporate partners, to declare stock dividends, to provide equity incentives to employees or officers, or to issue or reserve shares of Class A common stock for other corporate purposes. The availability of additional shares of Class A common stock would be particularly important in the event that the Board of Directors needs to undertake any of the foregoing actions on an expedited basis in order to avoid the time and expense of having to then seek stockholder approval in connection with the contemplated transaction involving issuance of Class A common stock. If the amendment is approved by the stockholders, the Board does not intend to solicit further stockholder approval prior to the issuance of any additional shares of Class A common stock, except as may be required by applicable law. The Board of Directors has no present agreement, arrangement or commitment to issue any of the shares for which approval is sought.

The increase in the number of authorized shares of Class A common stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized Class A common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders. The holders of Class A common stock have no preemptive rights and the Board of Directors has no plans to grant such rights with respect to any such shares.

The increase in the authorized number of shares of Class A common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Class A common stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Class A common stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

The Board of Directors is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized Class A common stock is not prompted by any specific effort or takeover threat currently perceived by management.

If the proposed amendment is approved by the stockholders, the second paragraph of Article III of our Articles of Incorporation, as amended will be amended to read as follows:

“Two Hundred Million (200,000,000) shares of Class A Common Stock of the Par Value of $0.001, all of which shall be entitled to voting power.”

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the issued and outstanding shares of Class A common stock entitled to vote at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present and will have the same effect as a negative vote on this proposal.

The approval of this proposal is not a condition to the approval of any other proposals submitted to the stockholders. However, if this proposal is not approved, we will have a limited number of unissued and unreserved shares available for issuance.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CLASS A COMMON STOCK FROM 100 MILLION TO 200 MILLION SHARES.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF MOSS ADAMS LLP AS THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY

Moss Adams has served as the Company’s independent registered public accounting firm since June 24, 2009, when our audit committee appointed Moss Adams LLP, independent auditors, to audit the financial statements of the Company for the 2009 fiscal year. Prior to June 24, 2009, LevitZacks, an independent registered public accounting firm, had served as our auditors since 2005. Upon recommendation of the Audit Committee, the Board of Directors approved the engagement of Moss Adams as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

The Audit Committee intends to meet with Moss Adams in 2010 on a quarterly or more frequent basis. At such times, the Audit Committee will review the services performed by Moss Adams, as well as the fees charged for such services.

A representative of Moss Adams is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires. The representative is also expected to be available to respond to appropriate questions from stockholders.

Fees Billed to the Company by its independent auditors during Fiscal Years 2009 and 2008.

Set forth below is certain information concerning fees billed to us by our independent auditors in respect of services provided in 2009 and 2008.

	2009	2008
Audit fees	$133,402	$120,899
Audit-related fees	19,000	—
Tax Fees	31,700	—
All other fees	—	—

Total	$184,102	$120,899

Audit Fees: For the years ended December 31, 2009 and 2008, the aggregate fees billed by independent auditors for professional services rendered for audits and quarterly reviews of our consolidated financial statements, and assistance with reviews of registration statements and documents filed with the SEC. In 2009, such fees were $82,902 and $50,500 for LevitZacks and Moss Adams, respectively.

Audit-Related Fees: For the year ended December 31, 2009 audit related fees billed by Moss Adams pertained to services rendered in connection with the audit of our Schedule of Expenditures for the National Institutes of Health Research and Development Program.

Tax Fees: For the years ended December 31, 2009 fees billed by Moss Adams services related to tax return preparation and tax planning.

All Other Fees: For the years ended December 31, 2009 and 2008, there were no fees billed by our independent auditors for other services, other than the fees described above.

Policy on Audit Committee pre-approval of audit and permitted non-audit services of independent auditors

The Audit Committee has determined that all services provided by Moss Adams and LevitZacks were compatible with maintaining the independence of such audit firms. The charter of the Audit Committee requires advance approval of all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the company by our independent registered public accounting firm, subject to any exception permitted by law or regulation. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services, provided that the Chair reports any decisions to the Audit Committee at its next scheduled meeting. During 2009, the Chair of the Audit Committee, subsequently advising the Audit Committee, or the Audit Committee itself approved all audit related and the tax services provided by our independent auditors.

Interest of Certain Persons in Matters to be Acted Upon

There are no persons who have a direct or indirect substantial interest in the matter described under Proposal 3 above.

Vote required

The affirmative vote of the holders of a majority of the shares of Class A common stock cast at the Annual Meeting is required for ratification of this selection. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to the ratification of independent public accountants.

Submission of the appointment to stockholder approval is not required. However, the Board of Directors will reconsider the appointment if it is not approved by stockholders. The appointment will be deemed ratified if a majority of the shares entitled to vote on this matter votes in favor of the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF MOSS ADAMS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010 (ITEM 2 ON THE ENCLOSED PROXY CARD).

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following is the report of the Audit Committee of the Board of Directors of Lpath, Inc. with respect to Lpath’s audited financial statements for the fiscal year ended December 31, 2009, included in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 25, 2010. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the responsibility for the financial statements and the reporting process, including internal control systems. Our independent registered public accounting firm, Moss Adams LLP, is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

Review with Management

The members of the Audit Committee reviewed and discussed the audited financial statements with management of the Company.

Review and Discussions with Independent Accountants

The Audit Committee of the Board of Directors of Lpath, Inc. met on March 23, 2010 to review the financial statements for the fiscal year ended December 31, 2009 audited by Moss Adams LLP. The Audit Committee discussed with a representative of Moss Adams LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communications with Audit Committees. In addition, the Audit Committee met with Moss Adams LLP, with and without management present, to discuss the overall scope of Moss Adam’s audit, the results of its examinations and the overall quality of the Company’s financial reporting. The Audit Committee received the written disclosures and the letter from Moss Adams LLP required by Independence Standards Board Standard No. 1, Indepdence Discussions with Audit Committees, and has discussed with Moss Adams LLP its independence, and satisfied itself as to the independence of Moss Adams LLP.

Conclusion

Based on the above review, discussions, and representations received, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2009 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the Securities and Exchange Commission.

The Audit Committee of the Board of Directors:

Charles A. Mathews, Chair

Jeffrey A. Ferrell, Director

Daniel H. Petree, Director

EXECUTIVE COMPENSATION

The following table summarizes the compensation that we paid to our Chief Executive Officer and each of our two other most highly compensated executive officers (collectively, the “Named Executives”) during the year ended December 31, 2009.

Summary Compensation Table

Name and Principal Position	Year	Salary		Bonus		Option and RSU Awards		All Other Compensation		Total
Scott R. Pancoast	2009	$381,616	(1)	$233,500	(4)	$127,500	(5)	$10,338	(6)	$752,954
Chief Executive Officer and President	2008	$352,917	(1)	$—		$—	(5)	$9,200	(6)	$361,117

Roger A. Sabbadini, Ph.D.	2009	$214,667	(2)	$64,500	(4)	$42,500	(5)	$—		$321,667
Chief Scientific Officer	2008	$165,020	(2)	$—		$—	(5)	$—		$165,020

Gary J.G. Atkinson	2009	$264,846	(3)	$102,000	(4)	$32,300	(5)	$9,307	(6)	$408,453
Vice President, Chief Financial Officer	2008	$232,077	(3)	$—		$—	(5)	$8,883	(6)	$240,960

(1)	Scott Pancoast, our CEO and President, was paid a base salary of $385,000 per annum, effective as of March 1, 2009. Mr. Pancoast serves as a member of the board of directors of four WSIC portfolio companies. Mr. Pancoast may be granted annual bonuses and stock options at the discretion of the Board, upon review and recommendation by the Compensation Committee.
(2)	Roger A. Sabbadini, Ph.D., our Chief Scientific Officer, is paid $220,000 per year, effective March 1, 2009, pursuant to his consulting agreement. Dr. Sabbadini may be granted annual bonuses and stock options at the discretion of the Board, upon review and recommendation by the Compensation Committee.
(3)	Gary Atkinson, our Vice President and Chief Financial Officer, was paid a base salary of $266,000 per annum, effective as of March 1, 2009. Mr. Atkinson devotes his full time duties to the company, except that a portion of his time may, from time to time, be devoted to matters relating to Western States Investment Corporation (in which case, the company will be reimbursed by WSIC). Mr. Atkinson may be granted annual bonuses and stock options at the discretion of the Board, upon review and recommendation by the Compensation Committee.
(4)	Scott R. Pancoast Roger A. Sabbadini, and Gary J.G. Atkinson received bonuses in 2009 in recognition of their performance and achievements in 2008.
(5)	Option and Restricted Stock Units (“RSU”) award compensation represents the aggregate grant date fair value of stock option and restricted stock units grants. Material terms of option awards for each of the named executive officers are set forth in the following table entitled “Outstanding Equity Awards at Fiscal Year-End 2009”.

(6)	Amounts represent company matching 401(k) contributions.

The following table details unexercised stock options and restricted stock units for each of our Named Executives as of December 31, 2009.

	OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	OPTION AWARDS					STOCK AWARDS
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock That Have Not Vested ($)(5)
Name	Exercisable	Unexercisable
Scott R. Pancoast	200,000	—	(2)	$0.80	11/30/2015	278,906	$223,125	154,688	$123,750
	248,840	—	(2)	$0.22	5/16/2015
	600,000	—	(3)	$0.08	3/29/2015
	75,000	—		$0.05	8/25/2014

Roger A. Sabbadini	120,000	—		$0.80	11/30/2015	97,656	$78,125	57,188	$45,750
	121,810	—		$0.22	5/16/2015
	200,000	—		$0.11	11/6/2010
	54,200	—		$0.08	3/29/2015

Gary J.G. Atkinson	75,000	—	(2)	$0.80	11/30/2015	69,250	$55,400	37,500	$30,000
	225,000	—	(2)	$0.64	10/28/2015

(1)	For each option shown, the expiration date is the 10th anniversary of the date the option was granted.
(2)	One quarter of the shares vest one year from the date of grant, the remaining shares vest monthly over the following three years.
(3)	Shares vest monthly over four years.
(4)	Restricted Stock Units vest over a four-year period.
(5)	Performance based restricted stock units vest upon the achievement of specific performance objectives.

Narrative to Summary Compensation Table and Outstanding Equity Awards Table

The Compensation Committee granted merit-based non-statutory stock options and statutory stock options to the executive officers and other employees in previous years. Since November 2007, the Compensation Committee has granted only restricted stock units to the executive officers and our other employees.

Such grants of stock options and restricted stock units were granted out of our Amended and Restated 2005 Equity Incentive Plan (“the Plan”). There are 10,390,000 shares of Class A common stock authorized for grant under the Plan. The Plan allows for grants of incentive stock options with exercise prices of at least 100% of the fair market value of the Company’s Class A common stock, nonqualified options with exercise prices of at least 85% of the fair market value of the Company’s Class A common stock, restricted stock, and restricted stock units. All stock options granted to date have a ten-year life and vest over zero to five years. Restricted stock units granted have a five-year life and vest over zero to four years or upon the achievement of specified clinical trial milestones.

On March 27, 2006, following the approval by the Compensation Committee and Board of Directors, the Company entered into an employment agreement with Scott R. Pancoast, President and Chief Executive Officer. Under the terms of his employment agreement, Mr. Pancoast receives a minimum annual salary of $330,000. Effective November 10, 2008, Mr. Pancoast’s base salary under the employment agreement was increased to $367,500. Effective March 1, 2009, his base salary was increased to $385,000. Mr. Pancoast may be granted bonuses and equity compensation at the discretion of the Board, upon review and recommendation by the Compensation Committee. In February 2009, the Board approved a bonus in the amount of $172,000 for Mr. Pancoast. In December 2009, the Compensation Committee approved a bonus in the amount of $61,500 for Mr. Pancoast. Mr. Pancoast has restricted stock units for 717,818 shares of Lpath Class A common stock. Outstanding unvested RSUs vest over a four-year service period. If Mr. Pancoast’s employment is terminated by the Company without cause, he is entitled to receive his base salary and benefits for a period of 12 months following such termination, and the portion of his stock options and restricted stock units that would have vested during the 18 months following the termination will immediately vest. If Mr. Pancoast’s employment is terminated in connection with a change of control of the Company, then Mr. Pancoast will be paid his base salary and benefits for a period of 18 months following such termination, and the portion of his stock options and restricted stock units that would have vested during the 24 months following the termination will immediately vest.

On March 27, 2006, following the approval by the Compensation Committee and Board of Directors, the Company entered into an employment agreement with Gary Atkinson, Vice President and Chief Financial Officer. Under the terms of his employment agreement, Mr. Atkinson receives a minimum annual salary of $210,000. Effective November 1, 2008, Mr. Atkinson’s base salary under the employment agreement was increased to $260,000. Effective March 1, 2009, Mr. Atkinson’s base salary was increased to $266,000. Mr. Atkinson may be granted bonuses and equity compensation at the discretion of the Board, upon review and recommendation by the Compensation Committee. In February 2009, the Board approved a bonus in the amount of $76,000 for Mr. Atkinson. In December 2009 the Board approved a bonus of $26,000. Mr. Atkinson has restricted stock units for 175,500 shares of Lpath Class A common stock. Outstanding unvested RSUs vest over a four-year service period. If Mr. Atkinson’s employment is terminated by the Company without cause, he is entitled to receive his base salary and benefits for a period of 7 months following such termination. If Mr. Atkinson’s employment is terminated in connection with a change of control of the Company, then Mr. Atkinson will be paid his base salary and benefits for a period of 12 months following such termination, and the portion of his stock options and restricted stock units that would have vested during the 24 months following the termination will immediately vest.

We do not provide pension arrangements or post-retirement health coverage for our executives or employees. Our executive officers are eligible to participate in our 401(k) contributory defined contribution plan. In any plan year, we contribute to each participant a matching contribution up to a maximum of 4% of the participant’s compensation, subject to statutory limitations. We do not provide any nonqualified defined contribution or other deferred compensation plans.

Section 16(a) Beneficial Ownership Reporting Compliance.

To the Company’s knowledge, no person who, during the fiscal year ended December 31, 2009, was a director or officer of the Company, or beneficial owner of more than ten percent of the Company’s Class A common stock (which is the only class of securities of the Company registered under Section 12 of the Securities Exchange Act of 1934 (the “Act”)), failed to file on a timely basis reports required by Section 16 of the Act during such fiscal year. The foregoing is based solely upon a review by the Company of Forms 3 and 4 relating to the most recent fiscal year as furnished to the Company under Rule 16a-3(d) under the Act, and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and any representation received by the Company from any reporting person that no Form 5 is required.

Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth information on the beneficial ownership of the Registrant’s Class A common stock by executive officers and directors, as well as stockholders who are known by us to own beneficially more than 5% of our Class A common stock, as of March 31, 2010. Except as listed below, the address of all owners listed is c/o Lpath, Inc., 6335 Ferris Square, Suite A, San Diego, CA 92121.

Name of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership(1)		Percent of Common Stock Outstanding(2)
Barclays Plc 1 Churchill Place London, E145HP, England	8,421,100	(3)	15.9%

LB I Group Inc. 399 Park Avenue 9th Floor New York, NY 10022	7,591,098	(4)	13.3%

Charles Polsky Portfolio Manager WHI Growth Fund, L.P. 191 N. Wacker Drive, Suite 1500 Chicago, Il 60606	7,067,881	(5)	12.9%

Donald R. Swortwood Chairman & Chief Executive Officer Western States Investment Group 6335 Ferris Square, Ste A, San Diego, CA 92121 Director	6,342,592	(6)	11.8%

Letitia H. Swortwood Western States Investment Group 6335 Ferris Square, Ste A, San Diego, CA 92121	6,274,675	(7)	11.7%

E. Jeffrey Peierls 73 S. Holman Way Golden, CO 80401	5,593,618	(8)	10.3%

Brian E. Peierls 7808 Harvestman Cove Austin, TX 78731	4,607,648	(9)	8.5%

Scott R. Pancoast President, Chief Executive Officer and Director	1,784,074	(10)	3.3%

Roger A. Sabbadini, Ph.D. Founder, Chief Scientific Officer, and Director	1,518,998	(11)	2.8%

Gary J.G. Atkinson Vice President, Chief Financial Officer and Secretary	424,375	(12)	*

Charles A. Mathews Director	90,000	(13)	*

Jeffrey A. Ferrell Director	23,000	(14)	*

Daniel H. Petree Director	23,000	(14)	*

All directors and executive officers as a group (seven persons)	10,206,039	(15)	19.2%

From time to time, the number of our shares held in the “street name” accounts of various securities dealers for the benefit of their clients or in centralized securities depositories may exceed 5% of the total shares of our Class A common stock outstanding.

*	Less than one percent.
(1)	A person is considered to beneficially own any shares: (i) over which the person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which the person has the right to acquire beneficial ownership at any time within 60 days (such as through exercise of stock options). Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.
(2)	Percentage information is based on 53,027,308 shares of Class A common stock outstanding as of March 31, 2010, plus each person’s warrants, options, and restricted stock units (RSUs) that are currently exercisable or vested (in the case of (RSUs) or that will become exercisable or vested within 60 days of March 31, 2010. Percentage information for each person assumes that no other individual will exercise any warrants and/or options.
(3)	Barclays Plc is a registered broker-dealer.
(4)	Includes 3,906,887 shares of Class A common stock issuable upon the exercise of warrants. Lehman Brothers Holdings Inc., a former public company and broker-dealer, now in Chapter 11 Bankruptcy receivership, is, to the knowledge of the Company, the direct parent company of Lehman Brothers Inc. and indirect parent of LB I Group, Inc.
(5)	Includes 1,607,350 shares of Class A common stock and 619,994 shares of Class A common stock issuable upon the exercise of warrants owned directly by WHI Growth Fund, L.P. Also includes 913,890 shares of Class A common stock and 373,230 shares of Class A common stock issuable upon the exercise of warrants held by WHI Morula Fund, LLC, 526,316 shares of Class A common stock and 131,579 shares of Class A common stock issuable upon the exercise of warrants held by WHI Morula Fund II, LLC, 842,120 shares of Class A common stock and 298,587 shares of Class A common stock issuable upon the exercise of warrants held by WHI Select Fund, L.P., and 1,315,796 shares of Class A common stock and 439,019 shares of Class A common stock issuable upon the exercise of warrants held by Panacea Fund, LLC. William Harris Investors, Inc., a registered investment advisor, serves as the General Partner for the WHI Growth Fund, L.P. and the WHI Select Fund, L.P. They also serve as the Manager of WHI Morula Fund, LLC, and the Panacea Fund, LLC.

(6)	Includes 604,980 shares of Class A common stock issuable upon the exercise of warrants, 47,917 shares of Class A common stock issuable upon the exercise of outstanding options, 20000 shares of Class A common stock that are issuable pursuant to the terms of RSUs, and 588,000 shares of Class A common stock owned by WSIC. Mr. Swortwood owns 50% of WSIC.
(7)	Includes 604,980 shares of Class A common stock issuable upon the exercise of warrants, and 588,000 shares of Class A common stock owned by WSIC. Mrs. Swortwood owns 50% of WSIC.
(8)	Includes 381,579 shares of Class A common stock and 158,902 shares of Class A common stock issuable upon the exercise of warrants owned directly by Mr. E. Jeffrey Peierls. Also includes 2,786,842 shares of Class A common stock and 1,085,182 shares of Class A common stock issuable upon the exercise of warrants held by The Peierls Foundation, Inc. (the “Foundation”), and 242,105 shares of Class A common stock and 102,130 shares of Class A common stock issuable upon the exercise of warrants held by the U. D. Ethel Peierls Charitable Lead Trust (the “Lead Trust”), and 638,948 shares of Class A common stock and 197,930 shares of Class A common stock issuable upon the exercise of warrants held by the following trusts: UD E.F. Peierls for B.E. Peierls, UD E.F. Peierls for E.J. Peierls, UD J.N. Peierls for B.E. Peierls, UD J.N. Peierls for E.J. Peierls, UD E.S. Peierls for E.F. Peierls, UW Jennie Peierls for B.E. Peierls, UW Jennie Peierls for E.J. Peierls, UW E.S. Peierls for BEP Art VI-Accum, UW E.S. Peierls for EJP Art VI-Accum (the “Trusts”). Mr. E. Jeffrey Peierls is the President and a Director of the Foundation and is a Co-Trustee of the Lead Trust, and is a Co-Trustee of the Trusts. Mr. E. Jeffrey Peierls has voting and investment power over the shares of our Class A common stock held by the Foundation, the Lead Trust and the Trusts.
(9)	Includes 278,947 shares of Class A common stock and 112,442 shares of Class A common stock issuable upon the exercise of warrants owned directly by Mr. Brian E. Peierls. Also includes 2,786,842 shares of Class A common stock and 1,085,182 shares of Class A common stock issuable upon the exercise of warrants held by the Foundation and 242,105 shares of Class A common stock and 102,130 shares of Class A common stock issuable upon the exercise of warrants held by the Lead Trust. Mr. Brian E. Peierls is the Vice President and a Director of the Foundation and is a Co-Trustee of the Lead Trust. Mr. Brian E. Peierls has voting and investment power over the shares of our Class A common stock held by the Foundation and the Lead Trust.
(10)	Includes 34,796 shares of Class A common stock issuable upon the exercise of warrants, 1,123,840 shares of Class A common stock issuable upon the exercise of outstanding options and 510,938 shares of Class A common stock that are issuable pursuant to the terms of RSUs.
(11)	Includes 496,010 shares of Class A common stock issuable upon the exercise of outstanding options and 187,188 shares of Class A common stock that are issuable pursuant to the terms of RSUs.
(12)	Includes 300,000 shares of Class A common stock issuable upon the exercise of outstanding options and 124,375 shares of Class A common stock that are issuable pursuant to the terms of RSUs.
(13)	Includes 50,000 shares of Class A common stock issuable upon the exercise of outstanding options and 40,000 shares of Class A common stock that are issuable pursuant to the terms of RSUs.
(14)	Includes 23,000 shares of Class A common stock issuable pursuant to the terms of RSUs.
(15)	Includes shares held by all of the directors and executive officers, including Donald R. Swortwood, Scott R. Pancoast, Roger A. Sabbadini, Ph.D., Gary J.G. Atkinson, Charles A. Mathews, Daniel H. Petree, and Jeffrey A. Ferrell.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except for those noted below, we have not engaged in any transaction since January 1, 2009 in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year end for fiscal 2008 and 2009 and in which any of our directors, named executive officers or any holder of more than 5% of our Class A common stock, or any member of the immediate family of any of these persons or entities controlled by any of them, had or will have a direct or indirect material interest.

Lpath subleases a portion of its facility to Western States Investment Corporation (“WSIC”), owned by two individuals who are among Lpath’s largest stockholders. The terms of the sublease, in general, are the same as the terms of the company’s direct lease. In addition, certain Lpath employees provide investment oversight, accounting, and other administrative services WSIC. Certain WSIC employees also provide services to Lpath. Lpath and WSIC reimburse each other for costs incurred on behalf of the other entity.

During 2009, WSIC reimbursed Lpath $115,200 for investment oversight expenses, $18,478 for lease and facility related expenses. During 2009, Lpath reimbursed WSIC $42,078 for accounting and administrative expenses.

As of December 31, 2009, there were no amounts due to or from WSIC. As of December 31, 2008, WSIC owed Lpath $1,480 for lease and facility expenses. As of December 31, 2008, Lpath owed WSIC $8,816 for accounting and administrative expenses. There were no amounts due to or from WSIC as of December 31, 2009.

We believe that each of the transactions set forth above, which could be deemed a transaction with a related party: (i) were entered into on terms as fair as those that could be obtained from independent third parties, and (ii) were ratified by a majority (but no less than two) of our independent directors or by our Audit Committee pursuant to Section III, Item 9(d) of our Audit Committee Charter, who, in either case, did not have an interest in the transaction and who had access to our counsel at our expense.

OTHER MATTERS

The management of the Company is not aware of any matter to be acted upon at the Annual Meeting other than the matters described above. However, if any other matter properly comes before the Annual Meeting, the proxy holders will vote the proxies thereon in accordance with their best judgment on such matter.

PROXY SOLICITATION

The Company will pay reasonable expenses incurred in forwarding proxy material to the beneficial owners of shares and in obtaining the written instructions of such beneficial owners. This proxy statement and the accompanying materials, in addition to being mailed directly to stockholders, will be distributed through brokers, custodians, nominees and other like parties to beneficial owners of shares of Class A common stock. The Company will bear the expenses of calling and holding the Annual Meeting and the soliciting of proxies therefor.

The Company may consider the engagement of a proxy solicitation firm. Our directors, officers and employees may also solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

Proposals which are the proper subject for inclusion in the proxy statement and for consideration at an annual meeting may be presented by stockholders. In order to be eligible to submit a proposal, a stockholder must have continuously held securities representing the lesser of $2,000 in market value, or 1% of the Company’s securities entitled to be voted on the proposal at the meeting, for at least one year by the date the stockholder submits the proposal. In addition, the stockholder must continue to hold those qualifying securities through the date of the meeting. Under current Securities and Exchange Commission rules, to be included in the Company’s proxy statement and proxy card, any proposal by a stockholder intended to be presented at the 2011 annual meeting of stockholders must be received by the Company, subject to certain exceptions, no later than January 14, 2011. Any such proposal, including any accompanying supporting statement, may not exceed 500 words. Such proposal should be addressed to the Secretary of the Company, Gary J.G. Atkinson. In addition, the proxy solicited by the Board of Directors for the 2011 annual meeting of stockholders will confer discretionary authority to vote on any stockholder proposal raised at the 2011 annual meeting of stockholders that is not described in the 2011 proxy statement unless the Company has received notice of such proposal on or before the close of business on January 14, 2011.

ANNUAL REPORTS

Our 2009 Annual Report to Stockholders, which contains our Annual Report on Form 10-K, including its financial statements for the year ended December 31, 2009, accompanies this proxy statement. The Company’s Annual Report on Form 10-K for the year ended December 31, 2009 will also be made available (without exhibits), free of charge, to interested stockholders upon written request to Cole W. Workman, Controller, 6335 Ferris Square. Suite A, San Diego, CA 92121, telephone (858) 678-0800.

BY ORDER OF THE BOARD OF DIRECTORS

/S/ GARY J.G. ATKINSON
Gary J.G. Atkinson
Vice President, Chief Financial Officer, and Secretary

May 14, 2010

ANNUAL MEETING OF STOCKHOLDERS OF

LPATH, INC.

June 30, 2010

Please date, sign, and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach and mail in the envelope provided.

LPATH, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Scott R. Pancoast and Gary J. G. Atkinson, or either of them, with full power of substitution, as proxies to vote at the Annual Meeting of Stockholders of Lpath, Inc. (the “Company”) to be held at the offices of the Company at 6335 Ferris Square, Suite A, San Diego, California 92121 on June 30, 2010, at 9:00 a.m., Pacific Daylight Time, and at any adjournment or postponements thereof, hereby revoking any proxies heretofore given, all shares of Class A common stock of the Company held or owned by the undersigned as directed on the reverse side, and, in their discretion, upon such other matters as may come before the meeting.

If any other business may properly come before the meeting, or if cumulative voting is required, the proxies are authorized to vote in their discretion, provided that they will not vote in the election of directors for any nominee(s) for whom authority to vote has been withheld.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

LPATH, INC.

June 30, 2010

Please date, sign and mail your proxy card

in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors
NOMINEES:
☐	FOR ALL NOMINEES	☐	Jeffrey A. Ferrell
		☐	Charles A. Mathews
☐	WITHHOLD AUTHORITY	☐	Scott R. Pancoast
	FOR ALL NOMINEES	☐	Daniel H. Petree
		☐	Donald R. Swortwood

☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTION 1: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold your vote, as shown here: ☒

INSTRUCTION 2: To cumulate votes as to a particular nominee(s) as explained in the Proxy Statement, indicate the name(s) and the number of votes to be given to such nominee(s) in the space provided below.

		FOR	AGAINST	ABSTAIN

2.	Approval of amendment to the Articles of Incorporation to increase the number of authorized shares of Class A Common Stock	☐	☐	☐

3.	Ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010	☐	☐	☐

This proxy, when properly executed, will be voted as directed herein by the undersigned stockholder. If no direction is indicated, the proxy will be voted for the election of directors and for approval of proposal 2 and 3.

Signature of Stockholder	Date:

Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.